EXHIBIT 24.1--POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

   Signature                            Title                         Date

/S/ Steven G. Mihaylo               Chairman and Chief            March 29, 1996
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Steven G. Mihaylo                   Executive Officer

/S/ Kurt R. Kneip                   Vice President and            March 29, 1996
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Kurt R. Kneip                       Chief Financial Officer

/S/ Gary D. Edens                   Director                      March 29, 1996
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Gary D. Edens

/S/ Maurice H. Esperseth            Director                       March 29,1996
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Maurice H. Esperseth

/S/ C. Roland Haden                 Director                      March 29, 1996
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C. Roland Haden

/S/ Norman Stout                    Director                      March 29, 1996
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Norman Stout

/S/ Kathleen R. Wade                Director                      March 29, 1996
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Kathleen R. Wade